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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

 INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

CHECK THE APPROPRIATE BOX:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

GRANT VENTURES, INC. (Name of Registrant as Specified in its Charter)
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form. Schedule or Registration Statement No.:
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GRANT VENTURES, INC.
5511 Capital Center Drive, Suite 224
Raleigh, NC 27606
(919) 852-4482

Information Statement pursuant to
Section 14(c) of the Securities Exchange Act of 1934

October    , 2004

        The purpose of this information statement (this "Information Statement") is to inform the holders of record, as of the close of business on October 8, 2004 (the "Record Date"), of shares of common stock, par value $.001 per share (the "Common Stock") of Grant Ventures, Inc., a Nevada corporation ("Grant" or the "Company"), that the holders of 51.4% of our capital stock have consented in writing as of September 30, 2004 to the following corporation actions:

        1.     Amend and Restate our Articles of Incorporation to:

    •
    Change our Company's name to "Grant Life Sciences, Inc."

    •
    Increase the number of our authorized shares of Common Stock to 150,000,000 shares.

    •
    Authorize the issuance of up to 20,000,000 shares of Preferred Stock in one or more series and to permit our Board of Directors, without the further approval of our stockholders, to fix the number of shares and the relative dividend rights, conversion rights, voting rights and other rights and qualifications of any such series.

    •
    Allow our directors or stockholders to increase or decrease the number of our directors, as provided by our Bylaws, and fix the minimum number of our directors at five.

    •
    Limit the liability, and allow for the indemnification, of our directors and officers to the fullest extent permitted by Nevada law.

        2.     Approve the Grant Ventures, Inc. 2004 Stock Issuance Plan, adopted by our directors on August 2, 2004, pursuant to which we will be authorized to grant, in the aggregate, up to 25,000,000 shares of restricted Common Stock and options to purchase shares of our Common Stock.

        A copy of our Amended and Restated Articles of Incorporation is attached to this Information Statement as Appendix A, a copy of our existing Articles of Incorporation is attached as Appendix B and a copy of our 2004 Stock Issuance Plan is attached as Appendix C.

        The Company's Board of Directors has approved, and a total of 17 stockholders owning 25,696,014 shares of our Common Stock outstanding as of the Record Date have consented in writing to, the actions described in this Information Statement. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding capital stock and are sufficient under the Nevada Revised Statutes and the Company's By-Laws to approve the actions. Accordingly, we will not submit these actions to the other stockholders of the Company for a vote, and a Special Meeting of the stockholders to approve the actions described in this Information Statement is unnecessary.

        The Company is required to send this Information Statement to its stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended. While you are not required to take any action in response to this Information Statement, we urge you to read it carefully. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        This Information Statement is first being furnished by the Company to its stockholders on or about October    , 2004.

ACTIONS BY BOARD OF DIRECTORS AND
CONSENTING STOCKHOLDERS

General

        The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

5511 Capital Center Drive, Suite 224
Raleigh, NC 27606
(919) 852-4482

        Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

Information on Consenting Stockholders

        Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company's outstanding capital stock is required to take the actions described in this Information Statement. The Company's Articles of Incorporation do not authorize cumulative voting. As of the Record Date, the Company had 50,000,000 authorized shares of capital stock, of which 50,000,000 were issued and outstanding. The consenting stockholders, who consist of 17 current stockholders of the Company, are collectively the record and beneficial owners of 25,696,014 shares, which represents 51.4% of the issued and outstanding shares of the Company's outstanding capital stock. Pursuant to Chapter 78.325 of the Nevada Revised Statutes, the consenting stockholders voted in favor of the actions described by written consent, dated September 30, 2004. The actions taken by the Company's Board of Directors and the consenting stockholders will become effective on                 , 2004, twenty days following the mailing of this Information Statement to the stockholders of record on the Record Date. No consideration was paid to the consenting stockholders to obtain their written consent to these actions.

DISSENTERS' RIGHTS OF APPRAISAL

        No action was taken in connection with the proposals by the Company's Board of Directors or the consenting stockholders for which Nevada law, our Articles of Incorporation or our Bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

VOTING SECURITIES

        As of the Record Date, we had 50,000,000 shares of Common Stock issued and outstanding, which is the only class of voting securities that would be entitled to vote at a stockholders' meeting if one were to be held. Each share of Common Stock is entitled to one vote.

CHANGE OF CONTROL

        On July 30, 2004, the Company completed the merger contemplated by the merger agreement (the "Merger Agreement"), dated July 6, 2004, among the Company, Impact Diagnostics, Inc., a privately held Utah corporation ("Impact Diagnostics"), and Impact Acquisition Corporation ("Impact

Acquisition"), a Utah corporation and wholly owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, Impact Acquisition was merged into Impact Diagnostics (the "Merger"). As a result of the Merger, Impact Diagnostics is now a wholly owned subsidiary of the Company and the Company now, indirectly through Impact Diagnostics, owns all of the assets of Impact Diagnostics.

        For several years prior to the Merger, the Company did not conduct any business. The Company, through Impact Diagnostics, is developing a cervical cancer diagnostic test.

        At the effective time of the Merger, each issued and outstanding share of common stock of Impact Diagnostics (other than shares of common stock of Impact Diagnostics that were canceled in accordance with the Merger Agreement), par value $0.001 per share, was converted into the right to receive one (1) share of Common Stock of the Company, par value $0.001 per share. As a result, all of the issued and outstanding shares of common stock of Impact Diagnostics (other than shares of common stock of Impact Diagnostics that were canceled in accordance with the Merger Agreement) were converted into the right to receive 35,060,720 shares of Common Stock of the Company. In addition, each option to purchase one (1) share of common stock of Impact Diagnostics was converted into the right to receive an option to purchase one (1) share of Common Stock the Company.

        In connection with the Merger, on July 30, 2004, we sold 1,144,414 units, at a purchase price of $0.9175 per unit ($0.1835 per share), resulting in gross proceeds to the Company of $1.05 million. Between July 30, 2004 and August 19, 2004, we sold an additional 767,711 units at the same purchase price. Each unit is comprised of five (5) shares of our Common Stock and a warrant to purchase one (1) share of our Common Stock at an exercise price of $0.18 per share. The units were sold to individuals and institutional investors. In connection with the financing, we issued to our financial advisors warrants to purchase a total of 3,081,104 shares of common stock as part of their compensation for services rendered in connection with the Merger. The securities sold in the financing and issued to our financial advisors were not registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. We agreed to file a registration statement with the Securities and Exchange Commission by September 28, 2004 to register the resale of the shares sold in the private financing and issued to our financial advisors.

        As a result of the Merger and the related private financing (assuming exercise of all outstanding options and warrants and conversion of all outstanding convertible notes):

  •
  The former holders of common stock, convertible notes, warrants and options to purchase common stock of Impact Diagnostics own approximately 61.7% of the shares of Common Stock of the Company,

  •
  The holders of Common Stock of the Company immediately prior to the Merger own approximately 9.3% of the shares of Common Stock of the Company, and

  •
  The investors who purchased units in the private financing and the financial advisors of Impact Diagnostics own approximately 22.6% of the Common Stock of the Company.

        Prior to the completion of the Merger, our Board of Directors amended our bylaws to increase the size of our Board to seven (7) directors. Effective upon completion of the Merger, Stan Yakatan, Michael Ahlin, Jack Levine, Eric Wilkinson, and Kevin Crow, nominees of Impact Diagnostics (the "Impact Nominees"), were appointed to the Board of Directors of the Company. Immediately following the appointment of the Impact Nominees to the Board of Directors of the Company, Pete Wells and Geoff Williams, who were the directors of the Company immediately prior to the Merger, resigned from the Board of Directors. Following the resignation of Messrs Wells and Williams, our remaining directors appointed Dr. Mark Rosenfeld to our Board of Directors. We expect that our Board of Directors will appoint a seventh director in the future.

        Upon completion of the Merger, Pete Wells and Geoff Williams resigned as President and Secretary, respectively, of the Company, and Stan Yakatan was appointed as Chief Executive Officer and President of the Company, John C. Wilson was appointed as Chief Financial Officer of the Company and Michael Ahlin and Dr. Mark Rosenfeld were appointed as Vice Presidents of the Company. Messrs Yakatan, Wilson, Ahlin and Rosenfeld held these positions with Impact Diagnostics prior to the Merger.

PROPOSAL 1

AMEND AND RESTATE OUR ARTICLES OF INCORPORATION

        On September 20, 2004, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to amend and restate our Articles of Incorporation as described below. On September 30, 2004, consenting stockholders owning 51.4% of the issued and outstanding shares of Common Stock of the Company adopted and approved by written consent the Amended and Restated Articles of Incorporation of the Company. The form of the Company's Amended and Restated Articles of Incorporation is attached as Appendix A and is incorporated into this Information Statement. A copy of our existing Articles of Incorporation is attached as Appendix B.

        The Amended and Restated Articles of Incorporation will make the following changes to the existing Articles of Incorporation.

  1.    Change the Company's Name from Grant Ventures, Inc. to Grant Life Sciences, Inc.

        Our Amended and Restated Articles of Incorporation will change the name of our Company from Grant Ventures, Inc. to Grant Life Sciences, Inc. Our Board of Directors and consenting stockholders believe that changing our corporate name is in the best interests of the Company and our stockholders to better reflect our new business focus. For several years prior to the Merger, we did not operate any business. Our business is now focused on developing cervical cancer diagnostic tests, and changing our name to Grant Life Sciences, Inc. will better reflect our business strategy.

        The voting and other rights that accompany the Company's Common Stock will not be affected by the change in our corporate name. In connection with our name change, we plan to obtain both a new trading symbol and a new CUSIP number.

  2.
  Increase Our Authorized Shares of Common Stock from 50,000,000 Shares to 150,000,000 Shares and Authorize the Issuance of up to 20,000,000 Shares of Preferred Stock.

        Our Amended and Restated Articles of Incorporation will increase our authorized shares of Common Stock from 50,000,000 Shares to 150,000,000 Shares and will authorize the issuance of up to 20,000,000 shares of Preferred Stock. The Preferred Stock will be "blank check" preferred stock, giving the Board of Directors the authorization, without further stockholder approval, to issue up to 20,000,000 shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights and other rights and qualifications of any such series. The authorized shares of Preferred Stock issued will be available for issuance for those purposes as the Board of Directors may deem advisable without further action by the stockholders, except as may be required by the Amended and Restated Articles of Incorporation and applicable laws and regulations. Any future issuance of shares will be subject to the rights of holders of shares of any then outstanding Preferred Stock.

        We are increasing the number of authorized shares of our Common Stock and authorizing the issuance of Preferred Stock for several reasons:

    •
    Prior to the Merger, the Company had 50,000,000 authorized shares of Common Stock, of which 6,000,000 shares were issued and outstanding. As a result of the Merger and related financing, we are required to issue a total of 63,970,672 shares (including 7,959,325 shares required to be issued upon exercise of warrants, options and convertible notes). In the aggregate, these exceed the total number of shares the Company is currently authorized to issue. In order to enable the Company to complete the Merger, Messrs Ahlin and Rosenfeld agreed to delay receipt of a total of 7,464,950 shares of our Common Stock that they are entitled to receive in the Merger and Duncan Capital LLC agreed that it would not be able to exercise warrants for 2,215,000 shares of our Common Stock that it received in the Merger, until the Company's stockholders have increased the number of shares of Common Stock authorized to be issued. Unless and until we increase our authorized capital, Messrs Ahlin and Rosenfeld will not be able to receive the additional shares of Common Stock to which they are entitled under the Merger Agreement, and Duncan Capital LLC will not be able to exercise its additional warrants.

    •
    Stan Yakatan currently holds options to purchase 2,868,254 shares of Common Stock, 573,651 of which are currently exercisable. John C. Wilson currently holds options to purchase 750,000 shares of Common Stock, none of which are currently exercisable. Eric Wilkinson currently holds options to purchase 100,000 shares of Common Stock and each of Jack Levine and Kevin Crow currently holds options to purchase 125,000 shares of Common Stock, none of which are currently exercisable. None of Mr. Yakatan, Mr. Wilson, Mr. Levine, Mr. Wilkinson or Mr. Crow nor any future holder of options to purchase Common Stock will be able to exercise their options for Common Stock unless and until we amend our Articles of Incorporation.

    •
    The Board of Directors of the Company has approved the 2004 Stock Issuance Plan (the "Plan") of the Company, pursuant to which the Company may issue up to 25,000,000 shares. The Company currently does not have enough shares of Common Stock authorized under the Articles of Incorporation to issue any shares of Common Stock under the Plan. The Company will use additional shares of authorized Common Stock to issue shares of Common Stock upon exercise of options issued under the Plan and to issue restricted shares of Common Stock under the Plan.

    •
    The Company may use additional shares of authorized Common Stock and authorized shares of Preferred Stock in connection with future opportunities for expanding the Company's business through investments, equity financings, acquisitions, management incentive plans, employee benefit plans, and for other purposes.

        The increase in our authorized shares of Common Stock and the authorization of shares of Preferred Stock will have the following effects upon the number of shares of Common Stock of the Company outstanding and the number of authorized and unissued shares of Common Stock and Preferred Stock of the Company:

    •
    The number of shares of our Common Stock owned by each stockholder will remain the same, except that, as described above, Michael Ahlin and Mark Rosenfeld will receive the additional shares of Common Stock to which they are entitled under the Merger Agreement and Duncan Capital LLC will be able to exercise its additional warrants to purchase Common Stock.

    •
    Except for the effects of the issuance of the shares to Messrs Ahlin and Rosenfeld and to Duncan Capital LLC, each of our current stockholder's percentage ownership interests in us and their proportionate voting power in us will remain the same, unless and until additional shares of Common Stock and shares of Preferred Stock are authorized as contemplated by this Information Statement are issued.

    •
    The number of shares of Common Stock we are authorized to issue will increase to 150,000,000 shares and the number of shares of Preferred Stock we are authorized to issue will be 20,000,000.

    •
    The par value of the Common Stock of the Company will remain $0.001 per share and the par value of the Preferred Stock of the Company will be $0.001 per share.

    •
    The stated capital on our balance sheet attributable to the Common Stock will remain the same, as will the additional paid-in capital account.

  3.    Allow our Directors or our Stockholders to Increase or Decrease the Number of our Directors, as Provided in Our Bylaws, and fix the Minimum Number of our Directors at Five.

        Our Amended and Restated Articles of Incorporation will add a provision (Article V) that will fix the minimum number of our directors at five (5) and will provide that, as long as the Company has at least three (3) directors, the number of our directors may be increased or decreased as provided in our Bylaws. Our Bylaws currently provide that the number of our directors shall be seven (7) and that our Bylaws may be altered or repealed at any meeting of the stockholders or the Board of Directors. Therefore, pursuant our Amended and Restated Articles of Incorporation, either our stockholders or our Board of Directors will be allowed to increase or decrease the number of our directors.

  4.    Limit the Liability of and Indemnify our Directors and Officers to the Fullest Extent Permitted by Nevada Law.

        Our Amended and Restated Articles of Incorporation will add a provision (Article VI) to eliminate the individual liability of our officers and directors to the maximum extent permitted by Nevada law. The Articles will also add a provision (Article VII) to obligate the Company to indemnify our officers and directors to the maximum extent permitted by Nevada law.

        Nevada law provides that no director or officer will be individually liable to the corporation or its stockholders or creditors for any damages resulting from that director's or officer's act or failure to act in his or her capacity as a director or officer unless it is proven that:

    •
    the director's or officer's act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

    •
    the director's or officer's breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

        Therefore, our Amended and Restated Articles of Incorporation will eliminate the liability of our directors and officers to the corporation or its stockholders or creditors, unless any act or failure to act of a director or officer meets the criteria listed above.

        Nevada law allows a corporation to indemnify any director or officer who is a party or is threatened to be made a party to a litigation by reason of the fact that he or she is or was a director of officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer if:

    •
    there was no breach by the director or officer of his or her fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; or

    •
    the director or officer acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Our Amended and Restated Articles of Incorporation will provide for the indemnification of our directors and officers to the maximum extent permitted by Nevada law, and will provide that:

    •
    the indemnification right will be a contract right that may be enforced in any manner by our directors and officers,

    •
    the expenses of our directors and officers incurred in any proceeding for which they are to be indemnified are to be paid to them as they are incurred, with such payments to be returned to the Company if it is determined that any director or officer is not entitled to be indemnified,

    •
    the indemnification right will not be exclusive of any other right that our officers and directors have or may acquire and includes any other rights of indemnification under any bylaw, agreement, vote of stockholders or provision of law,

    •
    our Board of Directors may adopt bylaws to provide for the fullest indemnification permitted by Nevada law,

    •
    our Board of Directors may cause the Company to purchase and maintain insurance for our directors and officers against any liability asserted against them while acting in their capacity as our directors or officers, and

    •
    the indemnification right shall continue to apply after any director or officer has ceased being a director or officer and shall apply to their heirs, executors and administrators.

        Our Board of Directors and consenting stockholders believe that these provisions are reasonable and desirable in order to enhance our ability to attract and retain qualified directors and officers and to encourage directors and officers to continue to make good faith decisions on behalf of the Company with regard to the best interests of the Company and its stockholders.

PROPOSAL 2

APPROVAL OF THE COMPANY'S 2004 STOCK ISSUANCE PLAN

        On August 2, 2004, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to establish and maintain the Plan, providing for the issuance of qualified and non-qualified incentive stock options and direct restricted stock grants to officers, employees, consultants and others providing services to the Company. The directors of the Company will be eligible to be issued options and restricted stock under the Plan. On September 30, 2004, consenting stockholders owning 51.4% of the issued and outstanding shares of Common Stock of the Company approved by written consent the stock issuance plan.

        The Compensation Committee of the Board of Directors or another committee approved by the Board of Directors of the Company (or the entire Board) will administer the Plan. The committee administering the Plan (or the entire Board) will establish the exercise price, the term, the vesting schedule and the other terms and conditions of each option or restricted stock to be granted under the Plan. No option shall have a term of longer than ten (10) years, and certain incentive stock options may not have a term of longer than five (5) years. Up to 25,000,000 shares of our Common Stock may be issued in connection with awards granted under the Plan.

        Our Board of Directors and consenting stockholders believe that the establishment and maintenance of the Plan is in the best interests of the Company in that the Plan will allow us a means of providing employees, directors, officers and consultants the benefits of ownership of our Common Stock. The Plan is designed to help attract and retain personnel of superior ability for positions of exceptional responsibility, to reward employees, directors, officers and consultants for past services and to motivate such individuals through added incentives to further contribute to our future growth and success.

        Prior to the Merger, Stan Yakatan held 2,868,254 options to purchase Common Stock of Impact Diagnostics and John C. Wilson held 750,000 options to purchase Common Stock of Impact Diagnostics. Under the Merger Agreement, each option to purchase one share of Common Stock of Impact Diagnostics held by Messrs Yakatan and Wilson was converted into the right to receive one option to purchase one share of Common Stock of the Company. There were no other options of Impact Diagnostics outstanding prior to the Merger. We have granted to each of Jack Levine, Eric Wilkinson and Kevin Crow, as non-employee directors of the Company, options to purchase 100,000 shares of Common Stock. In addition, we have granted to each of Messrs Levine and Crow additional options to purchase 25,000 shares of Common Stock in their capacity as chairman of the Audit Committee and Compensation Committee, respectively. No other options of the Company have been granted as of the date of this Information Statement.

DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is certain information regarding our directors and executive officers. There are no family relationships between any of our directors or executive officers.

Name	Age	Position
Stan Yakatan	62	President, Chief Executive Officer and Chairman of the Board of Directors
Michael Ahlin	56	Vice President and Director
Dr. Mark Rosenfeld	55	Vice President and Director
John C. Wilson	55	Chief Financial Officer
Jack Levine	54	Director
Eric Wilkinson	46	Director
Kevin Crow	43	Director

        Stan Yakatan.    Mr. Yakatan has been the Chief Executive Officer and the Chairman of the Board of Directors of the Company since July 2004. From May 2004 to the present, Mr. Yakatan has been the Chief Executive Officer and the Chairman of the Board of Directors of Impact Diagnostics. From September 1984 to the present, Mr. Yakatan has been the Chairman of Katan Associates, a life sciences advisory business. Mr. Yakatan is also a director of Lifepoint, Inc., a manufacturer of drug and alcohol testing systems, and is a strategic advisor to the state government of Victoria, Australia. Between 1968 and 1989, Mr. Yakatan held various senior executive positions with New England Nuclear Corporation (a division of E.I. DuPont), ICN Pharmaceuticals, Inc., New Brunswick Scientific Co., Inc. and Biosearch.

        Michael Ahlin.    Mr. Ahlin has been a Vice President and a director of the Company since July 2004. From May 2004 to the present, Mr. Ahlin has been the Vice President and a member of the Board of Directors of Impact Diagnostics. From July 1998 to May 2004, Mr. Ahlin was the Chairman of the Board, President and Chief Executive Officer of Impact Diagnostics. Mr. Ahlin has been President of WetCor, Inc., a land development company, since 1983.

        Dr. Mark Rosenfeld.    Dr. Rosenfeld has been a Vice President and a director of the Company since August 2004. From July 1998 to the present, Dr. Rosenfeld has been the Secretary and Chief Technical Officer of Impact Diagnostics. He was formerly on the research faculty at the Department of Cellular, Viral and Molecular Biology at the University of Utah School of Medicine. From October 1993 to October 2000, Dr. Rosenfeld was the Chief Technical Officer of Ratite Research, a bio-agricultural consulting company.

        John C. Wilson.    Mr. Wilson has been the Chief Financial Officer of the Company since July 2004. Since January 1, 1997, Mr. Wilson has been the Managing Principal of Wentworth Advisors, LLC, a financial consulting company. From August 1996 to January 2002, Mr. Wilson was a Managing Director and Senior Advisor of Credit Suisse First Boston Corporation.

        Jack Levine.    Mr. Levine has been a director of the Company since July 2004. Since 1984, Mr. Levine has been the President of Jack Levine, PA, a certified public accounting firm. Since 1999, Mr. Levine has served as a director and the chairman of the audit committee of SFBC International Inc., a clinical research organization. Mr. Levine is also a director, Vice Chairman of the Executive Committee and Chairman of the Audit Committee of Beach Bank, and a director and Chairman of the Audit Committee of The Prairie Fund, a mutual fund, and a director of RealCast

Corporation, an internet streaming company. Mr. Levine is a certified public accountant licensed by the State of Florida.

        Eric Wilkinson.    Mr. Wilkinson has been a director of the Company since July 2004. Since June 2003, Mr. Wilkinson has been the Vice President of Life Sciences for XL TechGroup, a biotechnology company. From September 2001 to May 2003, Mr. Wilkinson worked as a consultant for Tyrgen Technologies, a biotechnology consulting firm. From December 1999 to August 2001, Mr. Wilkinson was the President of Genetic Vectors, Inc., a biotechnology company. Mr. Wilkinson served as a consultant for the Cleveland Clinic Medical Foundation from November 1998 to November 1999.

        Kevin Crow.    Mr. Crow has been a director of the Company since July 2004. Since April 2004, Mr. Crow has been the Chief Executive Officer of Diversified Corporation Solutions, LLC, a business advisory company. From September 2000 to December 2003, Mr. Crow was the Chief Operating Officer of the Women's United Soccer Association, a professional athletic league. Mr. Crow was President of ZipDirect, LLC, a full service printing, mailing and shipping company, from February 1994 to September 2000. Mr. Crow is the brother of Michael Crow, who serves as the Chairman and Chief Executive Officer of Duncan Capital Group LLC, which is the Company's financial advisor and beneficially owns 5.3% of the outstanding capital stock of the Company, and a manager of B&P Management LLC, which beneficially owns 6.2% of the outstanding capital stock of the Company.

Board of Directors Meetings

        During the fiscal year ended December 31, 2003, our Board of Directors held no meetings.

Executive Compensation

        The following table provides information about the compensation paid by the Company to current executive officers who were serving as executive officers at the end of 2003, 2002 and 2001. With the exception of the compensation paid to Pete Wells and Geoff Williams, all compensation information provided in the table was paid by Impact Diagnostics prior to the Merger.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Stan Yakatan Chief Executive Officer	2003 2002 2001	— — —	— — —	— — —	— — —	— — —	— — —	— — —
John C. Wilson Chief Financial Officer	2003 2002 2001	— — —	— — —	— — —	— — —	— — —	— — —	— — —
Dr. Mark Rosenfeld Vice President	2003 2002 2001	76,763 85,000 72,000	— — —	— — —	— — —	— — —	— — —	— — —
Michael Ahlin Vice President	2003 2002 2001	73,617 75,552 48,768	— — —	— — —	— — —	— — —	— — —	— — —
Pete Wells President and Director	2003 2002 2001	— — —	— — —	— — —	— — —	— — —	— — —	— — —
Geoff Williams Secretary and Director	2003 2002 2001	— — —	— — —	— 33,839(1 —)	— — —	— — —	— — —	— — —

(1)
In February 2002, Mr. Williams was granted 1,691,951 shares of Common Stock of the Company for services to the Company valued at $33,839. At the time the shares were issued, Mr. Williams served as our Secretary and a Director.

        We did not pay any salaries or other compensation to our officers, directors or employees for the years ended December 31, 2003, 2002 or 2001, except as set forth on the table above. We did not have a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors for the years ended 2003, 2002 or 2001.

        Between May and June 2004, Impact Diagnostics paid Mr. Stan Yakatan $5,000 per month for consulting services to Impact Diagnostics in connection with the Merger. Beginning in August 2004, Mr. Yakatan receives $10,000 per month for acting as Chief Executive Officer of our company and Mr. John C. Wilson receives $6,000 per month for acting as Chief Financial Officer of our company. We expect to enter into employment agreements with Messrs Yakatan and Wilson in the future.

        Michael Ahlin and Mark Rosenfeld each have an employment agreement with Impact Diagnostics. Pursuant to those employment agreements, Impact Diagnostics pays to each of Mr. Ahlin and Dr. Rosenfeld an annual salary of $144,000 and the Board of Directors of Impact Diagnostics has the discretion to grant an annual bonus to each of them. Mr. Ahlin and Dr. Rosenfeld are each entitled to participate in all employee benefit plans or programs that are available to management employees of Impact Diagnostics and all other benefit plans or programs as may be specified by the Board of Directors of Impact Diagnostics. Each of the employment agreements provides that either we or Mr. Ahlin or Dr. Rosenfeld may terminate their respective agreement at any time.

        We have entered into consulting agreements with Steve Bende, PhD, David Bolick, MD and Cliff Mintz, PhD. We pay each of these consultants $5,000 per month for providing consulting services to the

Company on a part-time basis. The consultants are also entitled to reimbursement of expenses related to these consulting services.

Compensation of Non-Employee Directors

        We pay our directors who are not employees of our company a director's fee of $4,000 per year. Each non-employee director also is paid $300 per hour for attending any meeting of the Board of Director and each Board committee meeting, up to a maximum of $1,200 per meeting. We have granted each non-employee director options to purchase 100,000 shares of our Common Stock at an exercise price of $0.18, of which, 50,000 will first be exercisable in September 2005 and 50,000 in September 2006.

        Non-employee directors will receive additional options to purchase 50,000 shares of Common Stock at the start of each calendar year that they serve as directors, beginning in 2005. These options will have an exercise price equal to the market value at the time they are granted. One third of the options will first become exercisable on the first, second and third anniversary of the date of their grant. Jack Levine, Kevin Crow and Eric Wilkinson are non-employee directors.

        In addition to the fees and options which they receive for serving as non-employee directors, the chairman of our Audit Committee and Compensation Committee each receives annual fees of $2,500 and $1,500, respectively for each year that he or she serves as chair of their respective committees. The chairman of each of these committees will also receive options for an additional 25,000 shares of Common Stock for each year that he serves as chairman of the committee. The options will be exercisable at the market price at the time they are granted. One third of these options will first become exercisable on the first, second, and third anniversary of the date of the grant. Jack Levine is the chairman of the Audit Committee and Kevin Crow is the chairman of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table lists stock ownership of the Company's Common Stock as of the Record Date. The information includes beneficial ownership by (i) holders of more than 5% of the Company's Common Stock, (ii) each of our current directors and executive officers and (iii) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Commission. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Director/Officer	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Michael Crow 830 Third Avenue New York, NY 10022	—	5,766,974(2)	11.5%
Blaine Taylor 634 Hidden Circle North Salt Lake City, UT 84054	—	4,600,718(3)	9.2%
Mitchell T. Godfrey P.O. Box 10206 Bozeman, MT 59719	—	3,730,607	7.5%
David Fuchs 830 Third Avenue New York, NY 10022	—	3,437,535	6.9%
B & P Management LLC 830 Third Avenue New York, NY 10022	—	3,096,974(4)	6.2%
Duncan Capital Group LLC 830 Third Avenue New York, NY 10022	—	2,670,000(5)	5.3%
Stan Yakatan 155 Lyndon—First Court Hermosa Beach, CA 90254	President, Chief Executive Officer and Chairman of the Board of Directors	573,651(6)	1.0%
Michael Ahlin 4770 Ichabod Holladay, UT 84117	Vice President and Director	6,640,900(7)	11.8%
Dr. Mark Rosenfeld 1075 Skyler Drive Draper, UT 84020	Vice President and Director	6,077,050(8)	10.8%
John C. Wilson P.O. Box 1883 Southern Pines, NC 28388	Chief Financial Officer	250,000(9)	*
Jack Levine 16855 N.E. 2nd Avenue, Suite 303 N. Miami Beach, FL 33162	Director	588,555(10)	1.2%
Eric Wilkinson 348 Versailles Drive Melbourne Beach, FL 32951	Director	0(11)	*
Kevin Crow 5120 Park Brooke Walk Way Alpharetta, GA 30022	Director	0(12)	*
All directors and officers as a group (7 persons)		14,130,156(13)	28.3%

*
Less than one percent

(1)
Includes in each case shares of Common Stock issuable upon exercise of options or warrants exercisable within 60 days for the subject individual only. Percentages are computed on the basis of 50,000,000 shares of Common Stock outstanding on the Record Date.

(2)
Includes the 2,992,479 shares of Common Stock and warrants to purchase 104,495 shares of Common Stock held by B & P Management LLC and the warrants to purchase 2,670,000 shares of Common Stock held by Duncan Capital Group LLC. Michael Crow is a manager of B & P Management LLC and the Chairman and Chief Executive Officer of Duncan Capital Group LLC.

(3)
Includes 1,253,000 shares of Common Stock held by Six Way, Inc. Mr. Taylor is the President, a director and principal shareholder of Six Way, Inc.

(4)
Includes 2,992,479 shares of Common Stock and warrants to purchase 104,495 shares of Common Stock, exercisable within 60 days.

(5)
Represents warrants to purchase 2,670,000 shares of Common Stock, exercisable within 60 days.

(6)
Represents options to purchase 573,651 shares of Common Stock exercisable within 60 days. Does not include options to purchase 2,294,603 shares of Common Stock held by Mr. Yakatan that are not exercisable within 60 days.

(7)
Includes 1,253,000 shares of Common Stock held by Princess Investments. Mr. Ahlin has voting power over securities held by Princess Investments. Includes 3,387,900 shares of Common Stock that Mr. Ahlin is entitled to receive as a result of the Merger, but that Mr. Ahlin agreed not to receive until the Board of Directors and stockholders have increased the authorized capital of the Company, as contemplated by this Information Statement.

(8)
Includes 4,077,050 shares of Common Stock that Dr. Rosenfeld is entitled to receive as a result of the Merger, but that Dr. Rosenfeld agreed not to receive until the Board of Directors and stockholders have increased the authorized capital of the Company, as contemplated by this Information Statement.

(9)
Includes 250,000 shares of Common Stock held by Wentworth Advisors, LLC. Mr. Wilson is the Managing Principal and 100% owner of Wentworth Advisors. Does not include options to purchase 750,000 shares of Common Stock held by Mr. Wilson that are not exercisable within 60 days.

(10)
Includes warrants to purchase 98,902 shares of Common Stock that are exercisable within 60 days. Does not include options to purchase 125,000 shares of Common Stock that are not exercisable within 60 days.

(11)
Does not include options to purchase 100,000 shares of Common Stock that are not exercisable within 60 days.

(12)
Does not include options to purchase 125,000 shares of Common Stock that are not exercisable within 60 days.

(13)
Includes options to purchase a total of 573,651 shares of Common Stock and warrants to purchase a total of 98,092 shares of Common Stock that are exercisable within 60 days. Does not include options to purchase a total of 3,394,603 shares of Common Stock not exercisable within 60 days.

Certain Relationships and Related Transactions

        Except as set forth below, there have been no material transactions during the past two fiscal years between us and any officer, director or any stockholder owning greater than 5% of our outstanding shares, nor any member of the above referenced individuals' immediate family.

        In August 2004, we paid $100,000 and issued warrants to purchase 2,670,000 shares of Common Stock to Duncan Capital Group LLC as compensation for acting as our financial advisor in connection with the Merger. In August 2004, we paid $77,000 and issued warrants to purchase 306,199 shares of Common Stock to Duncan Capital LLC as compensation for acting as our placement agent in connection with the sale of our units in a private financing. The options have an exercise price of $0.18 per share. Duncan Capital Group beneficially owns 5.3% of the outstanding capital stock of our company. Both Duncan Capital LLC and Duncan Capital Group LLC are affiliates of B & P Management LLC, which beneficially owns 6.2% of the outstanding capital stock of our company. Michael Crow, the brother of Kevin Crow, a director of our company, is Chairman and Chief Executive Officer of Duncan Capital Group LLC, and a manager of B&P Management LLC.

        In 2002 and 2003, Impact Diagnostics advanced $22,500 and $13,000, respectively, to Michael Ahlin, a director and Vice President of our company, and $8,533 and $8,533, respectively, to Dr. Mark Rosenfeld, a director and Vice President of our company. At the time of advances, Mr. Ahlin was Chairman of the Board, President and Chief Executive Officer of Impact Diagnostics, and Dr. Rosenfeld was Secretary and Chief Technical Officer of Impact Diagnostics.

        In 2002 and 2003, Impact Diagnostics advanced $22,631 and $6,229, respectively, to Seroctin Research & Technology. Michael Ahlin, a director and Vice President of our company, owns 20% and Dr. Mark Rosenfeld, a director and Vice President of our company, owns 18.4% of Seroctin Research & Technology.

        In 2002 and 2003, Impact Diagnostics advanced $11,922 and $7,820, respectively, to WetCor, Inc. Michael Ahlin, a director and Vice President of our company, is the President of WetCor, Inc.

        In 2002 and 2003, Impact Diagnostics received advances of $10,000 and $20,000 from Blaine Taylor, pursuant to a non-interest bearing demand note. Mr. Taylor beneficially owns 9.2% of the outstanding capital stock of our company. As of December 31, 2003, the amount outstanding under the note was approximately $21,500. This note was converted to 89,918 shares of common stock of our company.

        In 2002, Impact Diagnostics paid management and consulting fees of $115,000 and $55,000, respectively, to WetCor, Inc. Michael Ahlin, a director and Vice President of our company, is the President of WetCor, Inc.

        In 2001, Mitchell Godfrey loaned Impact Diagnostics $50,000, pursuant to an unsecured promissory note. Mr. Godfrey beneficially owns 7.5% of the outstanding capital stock of our company. As of December 31, 2003 and 2002, the amount outstanding under the note was $29,279 and $32,083, respectively. This note was converted into 159,557 shares of common stock of our company.

        From time to time since 1999, Seroctin Research & Technology has leased office facilities from Impact Diagnostics, pursuant to a verbal agreement. Seroctin Research & Technology has made payments to Impact Diagnostics of $2,300 for each month (approximately $55,000 in the aggregate) it has leased such facilities. Michael Ahlin, a director and Vice President of the Company, owns 20% and Dr. Mark Rosenfeld, a director and Vice President of the Company, owns 18.4% of Seroctin Research & Technology.

Interests of Certain Persons in Matters to be Acted Upon

        Unless and until we amend our Articles of Incorporation to increase our shares of authorized capital, as contemplated by this Information Statement, Michael Ahlin will not receive the remaining 3,387,900 shares of common stock of the Company to which he is entitled pursuant to the Merger and Dr. Mark Rosenfeld will not receive the remaining 4,077,050 shares of common stock of the Company to which he is entitled pursuant to the Merger.

        Stan Yakatan currently holds options to purchase 2,868,254 shares of Common Stock, 573,651 of which are currently exercisable. John C. Wilson currently holds options to purchase 750,000 shares of Common Stock, none of which are currently exercisable. Eric Wilkinson currently holds options to purchase 100,000 shares of Common Stock and each of Jack Levine and Kevin Crow currently holds options to purchase 125,000 shares of Common Stock, none of which are currently exercisable. None of Mr. Yakatan, Mr. Wilson, Mr. Levine, Mr. Wilkinson or Mr. Crow nor any future holder of options to purchase Common Stock will be able to exercise their options for Common Stock unless and until we amend our Articles of Incorporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires officers, directors and beneficial owners of more than 10% of the Company's shares to file reports with the Commission and submit those reports to the Company. Based solely on a review of the reports and representations furnished to the Company during the last fiscal year by such persons, the Company believes that each of these persons is in compliance with all applicable filing requirements.

By Order of the Board of Directors
/s/ STAN YAKATAN STAN YAKATAN President, Chief Executive Officer and Chairman of the Board of Directors

Dated: September 30, 2004

APPENDIX A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GRANT VENTURES INC.,

A Nevada corporation

        I, STAN YAKATAN, being the duly elected and acting President and Chief Executive Officer of Grant Ventures, Inc., do make and file these Amended and Restated Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true:

ARTICLE I

NAME

        The name of the corporation is Grant Life Sciences, Inc. (the "Corporation").

ARTICLE II

RESIDENT AGENT AND REGISTERED OFFICE

        The name and address of the Corporation's resident agent for service of process is Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

ARTICLE III

PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

ARTICLE IV

CAPITAL STOCK

        4.01    Authorized Capital Stock.    The total number of shares of stock this Corporation is authorized to issue shall be one hundred seventy million (170,000,000) shares. This stock shall be divided into two classes to be designated as "Common Stock" and "Preferred Stock."

        4.02    Common Stock.    The total number of authorized shares of Common Stock shall be one hundred fifty million (150,000,000) shares with par value of $.001 per share. Each share of Common stock when issued, shall have one (1) vote on all matters presented to the stockholders.

        4.03    Preferred Stock.    The total number of authorized shares of Preferred Stock shall be twenty million (20,000,000) shares with par value of $.001 per share. The board of directors shall have the authority to authorize the issuance of the Preferred stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

          (a)   Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

          (b)   The number of shares to constitute the class or series and the designation thereof;

          (c)   The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

          (d)   Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

          (e)   Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

          (f)    The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

          (g)   The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

          (h)   Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

          (i)    Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

        The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

ARTICLE V

DIRECTORS

        The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which shall consist of no fewer than five (5) director(s). Provided that the

2

Corporation has at least five (5) directors, the number of directors may at any time or times be increased or decreased as provided in the bylaws.

ARTICLE VI

DIRECTORS' AND OFFICERS' LIABILITY

        The individual liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VII

INDEMNITY

        Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

        Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

        The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

        In witness whereof, I have hereunto set my hand this      day of                        ,         .

(Insert Name)

3

APPENDIX B

Filing fee
Receipt is:

Articles of Incorporation
(PURSUANT TO NRS 78)
STATE OF NEVADA
Secretary of State

(For filing office use)	(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1.	NAME OF CORPORATION:	NORTH RIDGE CORPORATION
2.	RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)
Name of Resident Agent:	CSC SERVICES OF NEVADA, INC.
	Street Address:	502 EAST JOHN STREET, SUITE E CARSON CITY NV 89706 Street No. Street Name City Zip
3.	SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value: 30,000,000 Par value: 0.0001 Number of shares without par value: 0
4.	GOVERNING BOARD: shall be styled as (check one) : XXX Directors Trustees
The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and addresses are as follows (attach additional pages if necessary):
	ED COWLE	6 East 45th Street 10th Floor NY NY 10017
	Name	Address	City/State/Zip
	GEOFF WILLIAMS	56 West 400 South Suite 220 S.L.C. UT 84101
	Name	Address	City/State/Zip
5.	PURPOSE (optional—see reverse side): The purpose of the corporation shall be:
ORGANIZED UNDER THE GENERAL CORPORATION LAW OF THE STATE OF NEVADA
6.
OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 74.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 1 .
7.
SIGNATURES OF INCORPORATORS:  The names and addresses of each of the incorporators signing the articles:  (Signatures must be [ILLEGIBLE].)
(Attach additional pages if there are more than two incorporators.)

TONYA WHEELER Name (print)		Name (print)
56 West 400 South Suite 220 S.L.C. UT 84101
Address	City/State/Zip	Address	City/State/Zip
Signature		Signature
State of	Utah	County of	Salt Lake City	State of	County of
This incorporator was acknowledged before me on				This incorporator was acknowledged before me on
December 13	, 19	99	, by	, 19	, by
/s/ TONYA WHEELER Name of Person				Name of Person
as incorporators		as incorporators
of	NORTH RIDGE CORP	of
(name of party on behalf of whom instrument was executed)		(name of party on behalf of whom instrument was executed)
Notary Public Signature		Notary Public Signature
[NOTARY PUBLIC JO JULIANO [ILLEGIBLE] Murray, Utah [ILLEGIBLE] [ILLEGIBLE] June 1, 2004 STATE OF UTAH SEAL]
(affix notary stamp or seal)		(affix notary stamp or seal)
CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
hereby accept appointment as Resident Agent for the above named corporation.
Signature of Resident Agent	Date

[SEAL]	DEAN HELLER Secretary of State 101 North Carson Street, Suite 3 Carson City, Nevada 89701-4786 (775) 684 5708	Certificate of Amendment (PURSUANT TO NRS 78.380)	Office Use Only: FILED # C2516-00 MAY 30 2001 IN THE ORDER OF /s/ DEAN HELLER DEAN HELLER SECRETARY OF STATE
Important: Read attached instructions before completing

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.380—Before Issuance of Stock) —Remit in Duplicate—
1.
Name of corporation:    North Ridge Corporation

2.
The articles have been amended as follows (provide article numbers, if available):

  Article #1 The new name of the corporation shall be Grant Ventures Inc.
  Article #3 The Number of shares with par value shall be 50,000,000 with a par value of $0.001

3.
The undersigned declare that they constitute at least two-thirds of the incorporators. (check) ☐, or of the board of directors. (check) ☒

4.
The date upon which the original articles of incorporation were filed with the Secretary of State:    01/31/00

5.
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.
Signatures:
/s/ GEOFF WILLIAMS Signature	/s/ ED COWLE Signature

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

GOVERNING BOARD:

Dave Miller    1408 Westwood Court Sandpoint, ID 83864

QuickLinks

GRANT VENTURES, INC. 5511 Capital Center Drive, Suite 224 Raleigh, NC 27606 (919) 852-4482
ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS
DISSENTERS' RIGHTS OF APPRAISAL
VOTING SECURITIES
CHANGE OF CONTROL
PROPOSAL 1 AMEND AND RESTATE OUR ARTICLES OF INCORPORATION
PROPOSAL 2 APPROVAL OF THE COMPANY'S 2004 STOCK ISSUANCE PLAN
DIRECTORS AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  APPENDIX A
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF GRANT VENTURES INC., A Nevada corporation
ARTICLE I NAME
ARTICLE II RESIDENT AGENT AND REGISTERED OFFICE
ARTICLE III PURPOSE
ARTICLE IV CAPITAL STOCK
ARTICLE V DIRECTORS
ARTICLE VI DIRECTORS' AND OFFICERS' LIABILITY
ARTICLE VII INDEMNITY
  APPENDIX B
Articles of Incorporation (PURSUANT TO NRS 78) STATE OF NEVADA Secretary of State